================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PROTOCOL SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                       [LOGO OF PROTOCOL SYSTEMS, INC.]

                           8500 S.W. Creekside Place
                              Beaverton, OR 97008
                                (503) 526-8500

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 19, 1999

                             ---------------------

To the Shareholders of
Protocol Systems, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Protocol Systems, Inc. (the "Company") will be held on Wednesday, May 19, 1999, at 10:30 a.m., local time, at the Company's offices at 8500 S.W. Creekside Place, Beaverton, Oregon 97008 for the following purposes:

  1. Election of Directors. To elect two directors, each for a three-year term;

  2. Approval of Amendment to 1998 Stock Incentive Plan. To approve an amendment to the Protocol Systems, Inc. 1998 Stock Incentive Plan.

  3. Approval of Amendment to Employee Stock Purchase Plan. To approve an amendment to the Protocol Systems, Inc. 1994 Employee Stock Purchase Plan.

  4. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

  5. Other Business. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors of the Company has fixed the close of business on March 26, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board,

                                          /s/ DAVID F. BOLENDER
                                          David F. Bolender
                                          Chairman, President and Chief
                                           Executive Officer

Beaverton, Oregon
April 9, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            PROTOCOL SYSTEMS, INC.
                           8500 S.W. Creekside Place
                              Beaverton, OR 97008
                                (503) 526-8500

                             ---------------------

                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 19, 1999

                             ---------------------

                                 INTRODUCTION

General

  This Proxy Statement is being furnished to the shareholders of Protocol Systems, Inc., an Oregon corporation ("Protocol" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of Protocol common stock, par value $.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 10:30 a.m. on May 19, 1999, and at any adjournments or postponements thereof, (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, approve an amendment to the Company's 1998 Stock Incentive Plan, approve an amendment to the Company's 1994 Employee Stock Purchase Plan, ratify the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1999, and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Protocol on or about April 12, 1999.

Solicitation, Voting and Revocability of Proxies

  The Board of Directors has fixed the close of business on March 26, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,000 beneficial holders of the 8,272,507 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors, FOR approval of an amendment to the Company's 1998 Stock Incentive Plan, FOR approval of an amendment to the Company's 1994 Employee Stock Purchase Plan, and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder, may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Protocol Systems, Inc., 8500 S.W. Creekside Place, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

  Under the Company's bylaws, the directors are divided into three classes composed of two directors each. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is currently one vacancy on the Board of Directors, which the Board expects to fill by appointment when an appropriate candidate is identified. There is no cumulative voting for election of directors.

  Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 9, 1999, principal occupation or employment during the past five years, the periods during which he has served as a director of Protocol and positions currently held with Protocol.

                                   Director Expiration    Positions Held With
                               Age  Since    of Term           Protocol
                               --- -------- ---------- ------------------------
 Nominees:
  David F. Bolender...........  67   1996      1999    Chairman of the Board of
                                                        Directors, President
                                                        and Chief Executive
                                                        Officer
  Steven E. Wynne.............  47   1996      1999    Director

 Continuing Directors:
  Ronald S. Newbower, Ph.D. ..  55   1994      2000    Director
  Frank E. Samuel, Jr. .......  59   1994      2000    Director
  Curtis M. Stevens...........  46   1998      2001    Director

  David F. Bolender. Mr. Bolender was elected to the Board of Directors in 1996. In February 1998, Mr. Bolender was elected Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Bolender was named President of the Company in September 1998. Mr. Bolender is Chairman of the Board of Directors of Electro Scientific Industries, Inc. and has served in that capacity since 1992. From January 1989 to December 1991 Mr. Bolender served as President of the Electric Operations Group of PacifiCorp.

  Steven E. Wynne. Mr. Wynne was elected to the Board of Directors in 1996. Mr. Wynne has served as President and Chief Executive Officer of adidas America, Inc. since 1995. Mr. Wynne was a partner in the law firm of Ater Wynne LLP, Protocol's legal counsel, from 1984 to 1996. Mr. Wynne also serves on the Board of Directors of Planar Systems, Inc.

  Ronald S. Newbower, Ph.D. Dr. Newbower was elected to the Board of Directors in 1994. Since 1997, Dr. Newbower has been Vice President for Research Management of Massachusetts General Hospital ("MGH") and, since 1994, has also served as Senior Vice President, Research and Technology. Dr. Newbower was Vice President for Research and Technology Affairs of MGH and Associate General Director for Research and Technology Affairs of MGH from 1990 to 1994. Dr. Newbower has held appointments at MGH since 1973, where he has served as Deputy Director of the Division of Research Affairs, Director of Technology Development of the Office of Technology Affairs, and Director of the Department of Biomedical Engineering. He is currently also Associate Professor of Anaesthesia, Harvard-MIT Division of Health Sciences and Technology, Associate Professor of Anaesthesia, Harvard Medical School, and Lecturer in Electrical Engineering, Massachusetts Institute of Technology.

  Frank E. Samuel, Jr. Mr. Samuel was elected to the Board of Directors in 1994. Mr. Samuel has been President of Edison BioTechnology Center, an economic development organization for the biomedical technology field in the State of Ohio since February 1995. Prior to that date, Mr. Samuel was an independent consultant engaged in the business of advising senior management on governmental policy and regulation of health care and medical technology since 1990. Mr. Samuel was President of the Health Industry Manufacturers Association ("HIMA"), a national trade association representing medical technology manufacturers, from 1984 to 1989. Mr. Samuel also serves on the Boards of Directors of STERIS Corporation and Life Technologies, Inc.

  Curtis M. Stevens. Mr. Stevens was elected to the Board of Directors in 1998. Mr. Stevens is Vice President, Chief Financial Officer and Treasurer of Louisiana Pacific Corporation. From 1991 to 1997, Mr. Stevens served as Executive Vice President, Treasurer and Assistant Secretary of Planar Systems, Inc., a manufacturer of commercial flat panel display components. Mr. Stevens joined Planar Systems in 1983 and was elected Vice President and Chief Financial Officer in 1986. From 1976 to 1983, Mr. Stevens served in various capacities at Deloitte, Haskins & Sells (now Deloitte & Touche) in tax, audit and management consulting. Mr. Stevens is a Certified Public Accountant. Mr. Stevens received a BA in economics from the University of California, Los Angeles ("UCLA") and an MBA in finance from the Graduate School of Management at UCLA.

  Board of Directors Committees and Nominations by Shareholders. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on March 18, 1999. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.15 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

  The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 1998, conducted four meetings. The members of the Audit Committee currently are Messrs. Samuel and Stevens. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. During the fiscal year ended December 31, 1998, the Compensation Committee held two meetings. The members of the Compensation Committee currently are Messrs. Stevens and Wynne.

  During 1998 the Company's Board of Directors held six meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

  See "Management--Executive Compensation" for certain information regarding compensation of directors.

  The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for director. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

Executive Officers

  The following table sets forth certain information with respect to the executive officers of the Company.

             Name              Age                   Position
 ----------------------------  --- --------------------------------------------
 David F. Bolender...........  67  Chairman of the Board of Directors, Chief
                                    Executive Officer and President
 Don M. Abbey................  32  Vice President-Quality Systems
 James P. Fee, Jr. ..........  53  Vice President-Sales and Marketing
 Carl P. Hollstein, Jr. .....  59  Senior Vice President-Manufacturing
 Allen L. Oyler..............  53  Vice President-Information Systems, Human
                                    Resources and Administration
 Richard L. Roa..............  53  Vice President-Engineering
 Craig M. Swanson............  56  Vice President-Finance and Business
                                    Development, Chief Financial Officer and
                                    Secretary
 James P. Welch..............  48  Senior Vice President-Systems, Marketing and
                                    Service

  Information regarding the principal occupation of Mr. Bolender is set forth under "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  Don M. Abbey. Mr. Abbey joined the Company in June 1998 as Vice President, Quality Systems. Before joining the Company, Mr. Abbey was Director, Quality Assurance at Heartstream, Inc., a manufacturer of medical defibrillators, from May 1996 to June 1998, and Manager, Quality Engineering at Heart Technology, a manufacturer of angioplasty devices, from August 1993 to May 1996.

  James P. Fee, Jr. Mr. Fee joined the Company in 1988 as Vice President, Marketing and Sales and in 1998 he became Vice President, Sales, Service and Communication. In 1999, Mr. Fee became Vice President, Sales and Marketing. Mr. Fee spent the previous 14 years with Physio Control Corporation, a manufacturer of cardiac defibrillators and subsidiary of Eli Lilly and Company. From 1987 to November 1988, Mr. Fee was Vice President of Marketing and from 1982 to 1987 Vice President of Sales and Service of Physio Control Corporation.

  Carl P. Hollstein, Jr. Mr. Hollstein joined the Company in 1993 as Vice President, Manufacturing and in 1999 he was elected Senior Vice President, Manufacturing. Before joining the Company, Mr. Hollstein was a self-employed management consultant from 1991 to 1993. From 1978 to 1991, Mr. Hollstein worked for Intel Corporation, holding a variety of positions, including Engineering Manager; General Manager, Development Systems Operation; and Director of Quality Systems Group.

  Allen L. Oyler. Mr. Oyler joined the Company in 1993 as Director, Human Resources and in 1994 was elected Vice President, Human Resources and Administration. In 1999 he became Vice President, Information Services, Human Resources and Administration. Prior to joining the Company, Mr. Oyler was Director, Human Resources at SpaceLabs from 1984 to 1993.

  Richard L. Roa. Mr. Roa joined the Company in July 1998 as Vice President, Engineering. Before joining the Company, Mr. Roa was Director, Biomedical Engineering at Baylor University Medical Center from 1989 to July 1998.

  Craig M. Swanson. Mr. Swanson joined the Company in 1988 as Vice President, Finance, and Chief Financial Officer. He was elected Secretary in 1990. In 1999 he became Vice President, Finance and Business Development. Before joining the Company, Mr. Swanson was President and Chief Operating Officer of Receptor

Corporation, a biotechnology company, from 1987 to 1988, and Chief Financial Officer of Scientific Computer Systems Corporation from 1984 to 1987. Mr. Swanson has more than 10 years of public accounting experience with Price Waterhouse and Arthur Young & Company.

  James P. Welch. Mr. Welch joined the Company in 1991 as Vice President, Engineering, became Vice President, Quality Systems in July 1994 and Vice President, Business and Market Development in December 1996 In 1998, he became Vice President, Marketing and Business Development. In 1999 he was elected Senior Vice President, Systems, Marketing and Service. Prior to joining the Company, Mr. Welch served for ten years as Director of Hospital Clinical Engineering, Special Assistant to the Office of Technology Affairs and Associate Director of the Anesthesia Bioengineering Unit at Massachusetts General Hospital, in Boston, Massachusetts.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table provides certain summary information concerning compensation of each person who served as the Company's Chief Executive Officer during 1998 and each of the four other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 1996, 1997 and 1998.

                                                     Long-term
                            Annual Compensation     Compensation
                           ------------------------ ------------
                                                     Securities
                                                     Underlying
                                                       Stock
Name and Principal                                    Options       All Other
Position                   Year  Salary      Bonus    Granted    Compensation(3)
------------------         ---- --------    ------- ------------ ---------------
David F. Bolender (1)....  1998 $144,375(2)     --     80,000           --
 Chairman of the Board,
  President and Chief
   Executive Officer

James B. Moon (4)........  1998  250,000    $83,654       --            --
 Senior Vice President,
  Chief Technical Officer  1997  247,346        --     25,000           --
   and Director            1996  180,385     74,204    50,000           --

James P. Fee, Jr. .......  1998  153,846     54,763       --         $1,786
 Vice President-Sales and
  Marketing                1997  139,231     38,893       --          1,842
                           1996  120,400     84,452    25,000         1,817

Carl P. Hollstein, Jr. ..  1998  150,969     30,546       --          1,786
 Senior Vice President-
  Manufacturing            1997  129,423        --        --          1,696
                           1996  115,400     57,017    21,000         1,820

Craig M. Swanson.........  1998  156,923     29,122       --            833
 Vice President-Finance,
  and Business             1997  149,231        --        --            792
   Development, Chief
    Financial Officer      1996  130,000     75,218    23,000           792
     and Secretary

James P. Welch ..........  1998  153,846     32,432       --          1,389
 Senior Vice President-
  Systems, Marketing       1997  139,039        --        --          1,319
   and Service             1996  115,000     57,017    33,000           480

--------
(1) Mr. Bolender was elected as Chief Executive Officer on February 20, 1998.

(2) This amount is the dollar value of 20,000 shares of Common Stock granted to Mr. Bolender in lieu of cash compensation on March 6, 1998 based on the market value of the Common Stock on the date of grant.

(3) The amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officers to the Company sponsored 401(k) employee savings plan covering all of the Company's employees.

(4) Mr. Moon served as the Company's Chief Executive Officer until February 20, 1998. Mr. Moon resigned as a member of the Board of Directors and officer of the Company effective December 31, 1998.

Stock Options

  The following table sets forth information concerning options granted to David F. Bolender during the year ended December 31, 1998. No stock options were granted to any other named executive officer during the year ended December 31, 1998.

                       Option Grants in Last Fiscal Year

                                                                        Potential
                                                                   Realizable Value at
                                                                     Assumed Annual
                                    Percent of                       Rates of Stock
                         Number of    Total                        Price Appreciation
                         Securities  Options   Exercise                    for
                         Underlying Granted to  Price                Option Term(2)
                          Options   Employees    Per    Expiration -------------------
Name                     Granted(1)  in 1998   Share(2)    Date       5%        10%
----                     ---------- ---------- -------- ---------- -------- ----------
David F. Bolender.......   80,000      31.0%   $9.4375    3/6/08   $474,815 $1,203,276

--------
(1) Options granted in 1998 become exercisable starting one month after the grant date, with 1/12 of the options becoming exercisable at that time and with an additional 1/12 of the options becoming exercisable each month thereafter.

(2) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

Option Exercises and Holdings

  The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1998.

                                                    Number of Securities      Value of Unexercised
                                                   Underlying Unexercised         In-the-Money
                            Shares                    Options at FY-End       Options at FY-End(2)
                          Acquired On    Value    ------------------------- -------------------------
Name                       Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                      ----------- ----------- ----------- ------------- ----------- -------------
David F. Bolender.......       --           --       69,667      23,333           --         --
James B. Moon...........       --           --      166,000         --        $46,500        --
James P. Fee, Jr........    17,667     $115,807      88,975      12,692       154,553        --
Carl P. Hollstein, Jr...       --           --       40,500      10,500           --         --
Craig M. Swanson........       --           --       65,833      11,500        29,625        --
James P. Welch..........       --           --       40,634      16,500        77,212        --

--------
(1) The value realized is based on the difference between the market price of the Common Stock at the time of exercise of the options and the applicable exercise price.

(2) The value of unexercised in-the-money options is based on the difference between $7.125, which was the closing price of the Common Stock on December 31, 1998, and the applicable exercise price.

Executive Employment Agreements

  The Company has entered into employment agreements (the "Employment Agreements") with certain of its executive officers, including James B. Moon, James P. Fee, Carl P. Hollstein, Craig M. Swanson and James P. Welch. Each of the Employment Agreements is for a term ending July 1, 2000, provided that if a "Change of Control" (as defined in the Employment Agreements and described below) occurs before that date, the Employment Agreements will continue in effect until two years after the Change in Control. Each Employment Agreement may be terminated by either party upon seventy-five days written notice. If an Employment Agreement is terminated by the Company without "Cause" (as defined in the Employment Agreements and described below), the executive officer is entitled to receive a lump sum payment equal to one year's base salary plus an amount equal to any quarterly bonus or incentive payment and any annual bonus or incentive payment that the executive officer would have been entitled to had he remained employed for the remainder of the period to which the payment related, provided that the amount of such payment shall be pro rated based on the portion of the period actually employed. If an Employment Agreement is terminated for Cause, all pay and benefits under the Employment Agreement will cease as of the effective date of the termination. For purposes of the Employment Agreements, "Cause" means the failure to satisfactorily perform the duties assigned to the executive officer within a certain period after notice of such failure is given or commission of certain illegal or wrongful acts. In the event of the death of an executive officer, the estate of the executive officer would receive a lump sum payment equal to six months base salary at the then current rate. In the event of the termination of an Employment Agreement due to an executive officer's disability, the executive officer would continue to receive his base salary for five months after he was no longer able to perform his duties. In the event of either death or disability, the executive officer would also be entitled to receive a payment equal to any incentive bonus the executive officer would have earned, pro rated based on the portion of the period actually employed. Each Employment Agreement includes a covenant not to compete that prohibits the executive officer from owning, operating or working for any business in the United States that is selling or developing products that compete with those of the Company for a period of twelve months after his employment with the Company is terminated, unless such employment was terminated by the Company without Cause.

  For a period of two years following a Change of Control, each executive officer would have the right to terminate his employment for "Good Reason" (as defined in the Employment Agreements), and to receive upon such termination a lump sum payment in an amount equal to two times his then-current base salary, plus an amount equal to the greater of (i) two times the amount the executive officer would have received in incentive plan bonuses for the year in which the termination occurred if the target goals had been achieved for the year, or (ii) the actual amount of the incentive bonus the executive officer would have been entitled to receive for the year based on the Company's actual performance. In addition, the executive officers would be entitled to the continuation of health and insurance benefits for certain periods. The Employment Agreements also provide that all outstanding unvested stock options shall immediately become fully vested upon a Change of Control. For purposes of the Employment Agreements, a "Change of Control" includes (i) any merger or consolidation transaction that results in the shareholders of the Company immediately before such transaction owning less than 50 percent of the total combined voting power of the surviving corporation in the transaction, (ii) the acquisition by any person of 20 percent or more of the Company's total combined voting power, (iii) the liquidation of the Company or the sale of substantially all of its assets, or (iv) a change in the composition of the Board of Directors during any 24 month period such that the directors in office at the beginning of the period and/or their successors who were elected by or on the recommendation of the directors in office at the beginning of the period do not constitute at least a 70 percent majority of the Board.

James B. Moon Separation Agreement

  In connection with Mr. Moon's resignation as a director and executive officer of the Company, Mr. Moon and the Company entered into a Separation Agreement and Release dated and effective as of December 31, 1998 (the "Separation Agreement"), which superceded Mr. Moon's Employment Agreement. Pursuant to the Separation Agreement, Mr. Moon received a lump sum severance payment of $270,833. The Company also relieved Mr. Moon of all obligations to repay the Company the outstanding principal and interest due under a

Promissory Note dated June 3, 1998 in the face amount of $120,000. Pursuant to the Separation Agreement, certain stock options granted to Mr. Moon on or after January 13, 1993 covering a total of 140,000 shares of Common Stock became fully vested, and the exercise period for such stock options was extended to March 31, 2001. The Company also agreed to pay up to $15,000 to a mutually acceptable outplacement firm to assist Mr. Moon in transitioning to an executive position with another company. The Separation Agreement also includes a reaffirmation of Mr. Moon's obligations under confidentiality and noncompetition agreements previously entered into by the Company and Mr. Moon, as well as a general release of claims by Mr. Moon and covenant not to sue.

  The Company entered into an Independent Contractor Agreement with Mr. Moon effective as of February 1, 1999 (the "Consulting Agreement"). The Consulting Agreement provides that Mr. Moon will provide advice and attend meetings and other functions to assist the Company in its product development, strategic, tactical and other related business processes as reasonably requested by the Company for an average of ten hours per month. The Consulting Agreement provides for the payment to Mr. Moon of a monthly retainer of $20,833. During the term of the Consulting Agreement, Mr. Moon may not join, operate, control, participate or work for any entity that competes with the Company anywhere the Company does business. The Consulting Agreement will terminate on January 31, 2001, unless terminated earlier as a result of (i) the mutual agreement of the parties, (ii) a material breach of the Consulting Agreement by one of the parties, or (iii) the death or disability of Mr. Moon.

Director Compensation

  The members of the Company's Board of Directors are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In addition, nonemployee members of the Board of Directors receive a $5,000 annual retainer, $1,000 for each Board meeting attended and $500 for each meeting of a committee of the Board attended. Nonemployee directors who do not reside in the Portland, Oregon metropolitan area also receive a nonaccountable travel allowance of $1,000 for each Board meeting attended. Under the Company's 1993 Stock Option Plan for Nonemployee Directors (the "1993 Plan"), each person who becomes a nonemployee director automatically receives an initial option to purchase 10,000 shares of the Company's Common Stock immediately following the annual meeting at which such director is first elected to the Board of Directors. The initial option grant vests ratably on an annual basis over three years. Each nonemployee director automatically receives additional annual grants of options to purchase 5,000 shares after each annual meeting of shareholders (provided the nonemployee director continues to serve in that capacity) which are fully vested and exercisable on the date of grant. Each option expires ten years from the date of its grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the ten year term. The exercise price of options granted under the 1993 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. Dr. Newbower, who was previously precluded from participating in the 1993 Plan by the policies of his employer, Massachusetts General Hospital, was granted options to purchase 10,000 shares of the Company's Common Stock in 1998 upon a change in his employer's policies.

Compensation Committee Report

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

  Compensation Philosophy. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of the Company's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers of the Company. With regard to compensation actions affecting the Chief Executive Officer, all of the non-employee members of the Board of Directors act as the approving body.

  The executive compensation program of the Company has been designed to:

  . Support a pay for performance policy that is tied to corporate and individual performance;

  . Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

  . Provide compensation opportunities which are comparable to those offered by similarly-sized medical and technology-based companies;

  . Align the interest of executives with the long-term interest of shareholders through award opportunities that can result in ownership of Common Stock.

  Currently, the executive compensation program is comprised of a base salary, cash bonus opportunities and long-term incentive opportunities in the form of stock options, along with benefits offered to all employees of the Company. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, causing greater variability in the individual's total compensation level from year-to-year.

  Base Salaries. The base salaries of the Company's executive officers for 1998 were established effective April 12, 1998. In establishing those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the electronics and medical electronics industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

  Bonus Plan. The bonus program for officers is designed to recognize significant individual contributions as well as Company performance. Actual bonus payments to executive officers in 1998 ranged from 19% to 36% of base salary.

  Stock Plans. The long-term, performance-based compensation of executive officers takes the form of option awards under the Company's 1992 and 1998 stock incentive plans (the "Stock Option Plans"), which are designed to align a significant portion of the executive compensation program with long-term shareholder interests. The Stock Option Plans permit the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if the Company's stock price increases. In granting options under the Stock Option Plans, the Compensation Committee generally takes into account each executive's responsibilities, relative position in the Company and past grants.

  Chief Executive Officer Compensation. Effective February 20, 1998, the Board of Directors elected David F. Bolender as Chief Executive Officer. In lieu of cash compensation, Mr. Bolender agreed to receive compensation in the form of stock grants and stock options. In determining the amounts to award, the Compensation Committee considered Mr. Bolender's previous experience and the results of surveys and analysis of the compensation levels of other similar companies. Based on this analysis, the Board approved the Compensation Committee's recommendation to grant 20,000 shares of restricted stock, vesting quarterly over one year; and to issue a non-qualified stock option covering 80,000 shares of Common Stock, vesting monthly over a one year period. The exercise price of the stock option was based on the closing price of the Common Stock on the grant date.

COMPENSATION COMMITTEE

Curtis M. Stevens
Steven E. Wynne

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended December 31, 1998, the members of the Compensation Committee were Messrs. Bolender, Stevens and Wynne. Mr. Bolender served on the Compensation Committee from January 1, 1998 until February 20, 1998, when he was elected Chairman of the Board and Chief Executive Officer. Mr. Stevens served on the Compensation Committee from May 19, 1998 to December 31, 1998, and Mr. Wynne served on the Compensation Committee during all of 1998.

Stock Performance Graph

  The following graph compares the monthly cumulative total returns for the Company, the Nasdaq Stock Market Index and an index of peer companies selected by the Company.


   COMPARISON OF MONTHLY CUMULATIVE TOTAL RETURNS AMONG PROTOCOL SYSTEMS, INC.,
         THE NASDAQ STOCK MARKET INDEX AND AN INDEX OF PEER COMPANIES
                      SELECTED BY PROTOCOL SYSTEMS, INC.

                       [PERFORMANCE GRAPH APPEARS HERE]

                             PROTOCOL
MEASUREMENT PERIOD           SYSTEMS, INC.     NASDAQ US    PEER GROUP
---------------------        ---------------   ---------    ----------
BASE PERIOD DEC 93               $100.00        $100.00      $100.00
DEC 94                             83.72          97.75       101.27
DEC 95                             97.67         138.26       130.00
DEC 96                            120.93         170.01       127.05
DEC 97                             93.60         208.58       122.56
DEC 98                             66.28         293.21       117.73

  The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the peer group and the Nasdaq Stock Market Index is based on the stock price or index on December 31, 1993.

  The above graph compares the performance of the Company with that of the Nasdaq Stock Market Index and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows:
SpaceLabs Medical, Inc., Datascope Corp., Criticare Systems, Inc., Marquette Electronics, Inc., Vital Signs, Inc., Zoll Medical Corp., Novametrix Medical Systems, Inc., Vitalcom, Inc. and Physio Control International Corp. The total cumulative return on investment for Marquette Electronics and Physio Control International was not included in 1998 as both companies were acquired during the year.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1998, except for one Form 4 for James B. Moon and one Form 4 for James P. Welch, each of which were filed one day late.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  The Company loaned James B. Moon $120,000 pursuant to the terms of a promissory note dated June 3, 1998, which provided for repayment of such amount, plus interest at a rate of 5.43%, on or before December 3, 1998. Repayment of the principal and accrued interest on this loan in the total amount of $123,213 was forgiven pursuant to the terms of the Separation Agreement between the Company and Mr. Moon entered into in connection with Mr. Moon's resignation as an officer and director of the Company. See "Executive Compensation--James B. Moon Separation Agreement."

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the ownership of the Common Stock as of March 26, 1999 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and nominees,
(iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group.

                                                                   Percent of
                                           Shares of Common Stock Common Stock
Name and Business Address                  Beneficially Owned (1) Outstanding
-------------------------                  ---------------------- ------------
EQSF Advisers, Inc.(2)....................       1,245,600            15.0%
 M.J. Whitman Advisers, Inc.
 Martin J. Whitman
 767 Third Avenue
 New York, NY 10017

Wellington Management Company, LLP(3).....         887,800            10.7
 75 State Street
 Boston, MA 02109

Westport Asset Management, Inc.(4)........         845,050            10.2
 253 Riverside Avenue
 Westport, CT 06880

The Parnassus Fund(5).....................         800,000             9.7
 One Market
 Stuart Tower, Suite 1600
 San Francisco, CA 94105

Becker Capital Management, Inc.(6)........         630,900             7.6
 1211 S.W. Fifth Avenue, Suite 2185
 Portland, OR 97204

Dimensional Fund Advisors, Inc.(7)........         546,800             6.6
 1299 Ocean Avenue
 Santa Monica, CA 90401

David F. Bolender.........................         136,500             1.6

Ronald S. Newbower........................               0               *

James B. Moon.............................         145,954             1.7

Frank E. Samuel, Jr.......................          15,000               *

Curtis M. Stevens.........................           4,734               *

Steven E. Wynne...........................          20,000               *

Craig M. Swanson (8)......................         128,651             1.5

James P. Fee, Jr..........................         119,062             1.4

Carl P. Hollstein, Jr.....................          51,510               *

James P. Welch............................          47,185               *

Executive Officers and Directors as a
 group (13 persons).......................         703,535             8.4

--------
 *  less than one percent

(1) Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 26, 1999 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 26, 1999 is as follows: Mr. Moon-133,200; Mr. Swanson-68,833; Mr. Fee-92,071;
    Mr. Welch-44,384; Mr. Wynne-16,000; Mr. Bolender-93,000; Mr. Hollstein-43,000; Mr. Samuel-15,000; Mr. Stevens-3,334 and all directors and officers as a group--555,072. The table does not include shares subject to options that will be granted to Messrs. Newbower, Samuel, Stevens and Wynne under the 1993 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.

(2) This information as to beneficial ownership is based on a Schedule 13G filed by EQSF Advisers, Inc. ("EQSF"), M.J. Whitman Advisers, Inc. ("MJWA") and Martin J. Whitman ("Whitman") with the Securities and Exchange Commission on February 16, 1999. The Schedule 13G states that (i) EQSF is the beneficial owner of 1,245,600 shares of Common Stock as to which it has sole voting and dispositive power; (ii) MJWA is the beneficial owner of 20,000 shares of Common Stock as to which it has sole voting and dispositive power; and (iii) Whitman is the controlling person of EQSF and MJWA, but disclaims beneficial ownership of the shares of Common Stock beneficially owned by such entities.

(3) This information as to beneficial ownership is based on a Schedule 13G filed by Wellington Management Company, LLP ("WMC") with the Securities and Exchange Commission on February 3, 1999. The Schedule 13G states that WMC, in its capacity as investment advisor, may be deemed to be the beneficial owner of 887,800 shares of the Company's Common Stock, which are owned by numerous investment counseling clients. The Schedule 13G states that WMC has shared voting power as to 374,800 shares and has shared dispositive power as to 887,800 shares of Common Stock.

(4) This information as to beneficial ownership is based on a Schedule 13G filed by Westport Asset Management, Inc. ("Westport") with the Securities and Exchange Commission on February 16, 1999. The Schedule 13G states that Westport has sole voting power and dispositive power as to 84,600 shares of the Company's Common Stock and shared voting and dispositive power as to 760,450 shares of the Company's Common Stock.

(5) This information as to beneficial ownership is based on a Schedule 13G filed by The Parnassus Fund ("Parnassus") with the Securities and Exchange Commission on February 13, 1998. The Schedule 13G states that Parnassus has sole voting power as to 800,000 shares of the Company's Common Stock.

(6) This information as to beneficial ownership is based on a Schedule 13G filed by Becker Capital Management, Inc. ("Becker") with the Securities and Exchange Commission on February 11, 1999. The Schedule 13G states that Becker has sole voting power and dispositive power as to 630,900 shares of the Company's Common Stock.

(7) This information as to beneficial ownership is based on a Schedule 13G filed by Dimensional Fund Advisors, Inc. ("Dimensional") with the Securities and Exchange Commission on February 11, 1999. The Schedule 13G states that Dimensional has sole voting and dispositive power as to 546,800 shares of the Company's Common Stock.

(8) Includes 5,000 shares of Common Stock owned by trusts as to which Mr. Swanson serves as trustee.

            APPROVAL OF AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

  The Board of Directors is requesting that the Company's shareholders approve an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock that are reserved for issuance under the 1998 Plan. A total of 300,000 shares of Common Stock have been reserved for issuance under the 1998 Plan. As of March 26, 1999, approximately 70,000 shares remained available for grant under the 1998 Plan. The Board of Directors believes that additional shares will be needed under the 1998 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved an amendment to the 1998 Plan, subject to shareholder approval, that would increase from 300,000 shares to 500,000 shares the number of shares of Common Stock that are reserved for issuance under the 1998 Plan.

  The purpose of the 1998 Plan is to attract, retain and reward individuals who can and do contribute to the Company's success by providing employees and consultants an opportunity to share in the equity of the Company and to more closely align their interests with the Company and its shareholders. In the high technology industry in which the Company competes, stock options are an integral part of the total compensation package. Protocol's practice has been to grant stock options broadly throughout the organization to recognize key performers and to provide a link between employee and Company performance. To date more than 97% of employees have been issued stock option grants, with approximately 55% of the options granted to employees who are not officers of the Company.

  The Board considers it critical to be able to continue to offer stock incentives in order to attract and develop the talented, vital individuals who can contribute to the Company's growth and success in a very competitive environment. Doing so provides significant motivational and performance benefits by providing employees and consultants an ownership perspective, teamed with the appreciation that comes with growing the value of the Company. Equity participation is the most effective means for more closely aligning their interests with the long-range goals of the Company and its shareholders. Lack of stock incentives would put the Company at a serious disadvantage in recruiting and retaining key people. For these reasons, shareholders are encouraged to approve the amendment to the 1998 Plan. The following is a summary of the basic terms and provisions of the 1998 Plan.

  The 1998 Plan, which was approved by the Company's shareholders on May 19, 1998, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under
Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company. Because the officers, directors and employees of the Company who may participate in the 1998 Plan and the amount of their options will be determined on a discretionary basis by the Compensation Committee or the full Board of Directors, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers, directors and employees. No employee may receive options under the 1998 Plan for more than 50,000 shares in any one fiscal year, except that options for up to an additional 50,000 shares may be granted in connection with a person's initial employment with the Company.

  The administration of the 1998 Plan has been delegated to the Compensation Committee. In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted and whether the options will be incentive stock options or non-qualified stock options. Only "employees" of the Company as that term is defined in the Code will be entitled to receive Incentive Stock Options. See "Federal Income Tax Consequences" below. The Compensation Committee may also determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the 1998 Plan. The Compensation Committee also may construe the 1998 Plan and the provisions in the instruments evidencing options granted under the 1998 Plan to employees and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1998 Plan.

  The term of each option granted under the 1998 Plan will generally be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1998 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such persons total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided by the Compensation Committee at the time as option is granted, no option granted under the 1998 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

  The exercise price of incentive stock options granted under the 1998 Plan may not be less than the fair market value of a share of Common Stock on the date the option is granted. For non-qualified stock options, the exercise price may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant, provided that the Compensation Committee must specifically determine that any option grant at an exercise price less than fair market value is in the best interests of the Company. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock, such other consideration and method of payment permitted by applicable law or any combination of such methods of payment as permitted by the Compensation Committee. The Compensation Committee has the authority to reset the price of any stock option after the original grant and before exercise. In the event of stock dividends, splits, and similar capital changes, the 1998 Plan provides for appropriate adjustments in the number of shares available for option and the number and option prices of shares subject to outstanding options.

  In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with and into another corporation, outstanding options shall be assumed or equivalent options shall be substituted by such successor corporation, unless the Committee provides all option holders with the right to immediately exercise all of their options, whether vested or unvested. In the event of a proposed dissolution or liquidation of the Company, outstanding options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such a situation, the Board is authorized to give option holders the right to immediately exercise all of their options, whether vested or unvested.

  The 1998 Plan will continue in effect until March 23, 2008, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1998 Plan at any time. Amendments to the 1998 Plan must be approved by shareholders if required by applicable tax, securities or other law or regulation.

  The issuance of shares of Common Stock upon the exercise of options is subject to registration with the Securities and Exchange Commission of the shares reserved by the Company under the 1998 Plan.

Federal Income Tax Consequences

  The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

  Incentive Stock Options. Certain options authorized to be granted under the 1998 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

  Non-qualified Stock Options. Certain options authorized to be granted under the 1998 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1998 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

  Consequences to the Company. The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of grant. The Company also will recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

Board Recommendation

  For the reasons discussed above, the Board recommends a vote FOR approval of the amendment to the Company's 1998 Stock Incentive Plan. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. Proxies solicited by the Board will be voted FOR approval of the amendment to the 1998 Stock Incentive Plan unless a vote against the proposal or abstention is specifically indicated.

  The Board of Directors unanimously recommends a vote FOR this proposal.

        APPROVAL OF AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors is requesting that the Company's shareholders approve an amendment to the Company's 1994 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock that are reserved for issuance under the ESPP. A total of 400,000 shares of Common Stock have been reserved under the Company's 1994 Employee Stock Purchase Plan (the "ESPP"). As of March 26, 1999, only 41,584 shares remained available for purchase under the ESPP. The Board of Directors believes that additional shares will be needed under the ESPP to provide appropriate incentives. Accordingly, the Board of Directors has approved an amendment to the ESPP, subject to shareholder approval, to reserve an additional 200,000 shares of Common Stock under the ESPP, thereby increasing the total number of shares reserved for issuance under the ESPP from 400,000 shares to 600,000 shares. The following is a summary of the basic terms and provisions of the ESPP.

  The purpose of the ESPP is to provide a convenient and practical means by which employees may participate in stock ownership of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of Common Stock pursuant to the ESPP is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Code. The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring shareholder approval.

  All regular status employees of the Company and its subsidiaries, including the Company's officers, are eligible to participate in the ESPP if they: (i) have been employed by the Company continuously for a period of three months,
(ii) are customarily employed in a position with regular hours of 20 or more hours a week and (iii) are customarily employed more than five months in any calendar year. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on February 1 and August 1 of each year (the "Enrollment Dates"). During the offering periods, participants accumulate funds in an account via payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Common Stock on the Enrollment Date of the offering period or (b) the fair market value on the date of purchase. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period.

  Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason the payroll deductions credited to the participant's account will be returned to the participant. Any remaining balances will be returned to the participant, or his or her beneficiary. As of March 26, 1999, there were 260 employees of the Company eligible to participate in the ESPP and 101 employees participating.

  The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

  If the participant disposes of shares purchased pursuant to the ESPP more than two years from the Enrollment Date and more than one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) 15% of the fair market value of the shares on the Enrollment Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in circumstances indicated above.

  If the participant disposes of shares purchased pursuant to the ESPP within two years after the Enrollment Date or within one year after the purchase date, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

  The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

  For the reasons discussed above, the Board recommends a vote FOR approval of the amendment to the Company's 1994 Employee Stock Purchase Plan. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. Proxies solicited by the Board will be voted FOR approval of the amendment to the 1994 Employee Stock Purchase Plan unless a vote against the proposal or abstention is specifically indicated.

  The Board of Directors unanimously recommends a vote FOR this proposal.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed KPMG Peat Marwick LLP to act as independent auditors for the Company for the fiscal year ending December 31, 1999, subject to ratification of such appointment by the Company's shareholders.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 1999.

  A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  The Board of Directors unanimously recommends a vote FOR this proposal.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of shareholders must be received by the Company not later than December 10, 1999, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1999 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                             COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Protocol will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1998 with the Securities and Exchange Commission. The Company's Annual Report on Form 10-K, and other reports filed by the Company with the SEC may be obtained through the SEC's Web site (http://www.sec.gov). Shareholders may also obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Craig M. Swanson, Protocol Systems, Inc., 8500 S.W. Creekside Place, Beaverton, Oregon 97008.

                                          By Order of the Board of Directors

                                          /s/ DAVID F. BOLENDER
                                          David F. Bolender
                                          Chair and Chief Executive Officer

Beaverton, Oregon
April 9, 1999

                            PROTOCOL SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Protocol Systems, Inc., an Oregon corporation (the "Company"), hereby appoints David F. Bolender and Steven E. Wynne, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:30 a.m. on Wednesday, May 19, 1999 at the Company's executive offices located at 8500 S.W. Creekside Place, Beaverton, Oregon, and any adjournments or postponements thereof upon the following matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

                                      (Continued and to be signed on other side)

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                            .FOLD AND DETACH HERE.

Please mark your votes as indicated [X]


                             FOR the                  WITHHOLD
                         nominees listed             AUTHORITY
                          below (except             to vote for
                          as indicated              all nominees
                             below)                 listed below
                              [  ]                      [  ]


1.   Election of two directors for a three-year term.

Nominees: David F. Bolender and Steven E. Wynne

Instruction: To withhold authority to vote for any nominee write that nominee's name(s) in this space:

_________________________________________


2.   Approval of amendment to the             FOR       AGAINST     ABSTAIN
     Company's 1998 Stock                     [ ]         [ ]         [ ]
     Incentive Plan.


3.   Approval of amendment to the             [ ]         [ ]         [ ]
     Company's 1994 Employee Stock
     Purchase Plan.

4.   Ratification of appointment              [ ]         [ ]         [ ]
     of auditors.


5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

     Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

     If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


     _____________________________________________
     Typed or Printed name(s)


     _____________________________________________
     Authorized Signature


     _____________________________________________
     Title or authority, if applicable

     _____________________________________________
     Date


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